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Exhibit 10.2

WAIVER AND AMENDMENT

        THIS WAIVER AND AMENDMENT (this "Waiver and Amendment") is entered into as of September 5, 2003, between ZENITH NATIONAL INSURANCE CORP., a Delaware corporation (the "Company"), and BANK OF AMERICA, N.A., a national banking association (the "Bank").

RECITALS

        A.    The Company and the Bank are party to that certain Amended and Restated Credit Agreement dated as of September 30, 2002 (as heretofore modified, amended or supplemented, the "Credit Agreement"). Unless otherwise defined herein, defined terms used herein shall have the meanings given such terms in the Credit Agreement.

        B.    The Company has advised the Bank an Event of Default exists under Section 7.11 of the Credit Agreement (the "Existing Default") as a result of the Company's failure to maintain a maximum Debt to Total Capitalization Ratio of .25:1 as of the end of the fiscal quarter ended March 31, 2003.

        C.    The Company has requested that the Bank (i) waive the Existing Default (such waiver, the "Subject Waiver"), and (ii) amend the Credit Agreement in certain respects.

        D.    The Bank has agreed to grant the Subject Waiver and to amend the Credit Agreement in certain respects, in each case upon and subject to the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Bank agree as follows:

        1.     Waiver. Subject to satisfaction of the conditions precedent set forth in Section 3 hereof, the Bank hereby grants the Subject Waiver and agrees not to exercise any rights or remedies under the Credit Agreement or any other Loan Document solely as a result of the occurrence of the Existing Default. The Subject Waiver is specific and shall not constitute the waiver or consent by the Bank of or to any other matter now or hereafter requiring the waiver or consent of the Bank under the Credit Agreement or any other Loan Document.

        2.     Amendments. The Credit Agreement is hereby amended as follows:

          (a)   The definition of "Debt to Total Capitalization Ratio" contained in Section 1.1 is amended to read in its entirety as follows:

            "'Debt to Total Capitalization Ratio' shall mean, as of any date of determination, the ratio of (i) the principal balance of all Indebtedness of the Company described in clauses (a), (b), (e), (f) or (g) of the definition thereof for which the Company is directly liable or which is a Contingent Obligation of the Company to (ii) Total Capitalization (provided, that for purposes of determining the amount of the principal balance of such Indebtedness, such principal balance shall be reduced by an amount equal to 25% of that portion of the principal balance of the Company's Senior Convertible Notes due 2023 then outstanding, which portion, when added to the aggregate liquidation amount of any Capital Securities then outstanding, does not exceed 25% of Total Capitalization).

          (b)   Section 7.11 is amended to read in its entirety as follows:

            "7.11 Debt to Total Capitalization. The Company shall not permit the Debt to Total Capitalization Ratio to exceed .30:1 as of the end of any fiscal quarter."

          (c)   Section 7.13 is amended to read in its entirety as follows:

            "7.13 Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than (a) 3.00:1 as of the end of any fiscal quarter (other than the fiscal quarter ended September 30, 2003) or (b) 2.50:1 as of the end of the fiscal quarter ended September 30, 2003."

        3.     Conditions Precedent to Waiver and Amendment. This Waiver and Amendment shall be effective as of the date hereof when the Bank receives:

          (a)   counterparts of this Waiver and Amendment duly executed by the Company and the Bank;

          (b)   payment of all expenses, including legal fees and expenses of counsel to the Bank, incurred by the Bank in connection with this Waiver and Amendment, to the extent invoiced to the Company on or prior to the date hereof; and

          (c)   such other agreements, documents, instruments, and items as the Bank may reasonably request, including, without limitation, documents evidencing the due authorization of the execution, delivery and performance by the Company of this Waiver and Amendment, the incumbency of the officer of the Company executing this Waiver and Amendment, and any other matters relevant thereto.

        4.     Representations and Warranties. The Company represents and warrants to the Bank as follows:

          (a)   the execution, delivery and performance by Company of this Waiver and Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval not heretofore obtained of any director, stockholder, security holder, or creditor of the Company, (ii) violate or conflict with any provision of the Company's certificate of incorporation or bylaws, (iii) violate any laws applicable to the Company, or (iv) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement to which the Company is a party or by which the Company or any of its property is bound or affected;

          (b)   all representations and warranties made or deemed made by the Company in the Loan Documents are true and correct as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited by the Credit Agreement; and

          (c)   no Default or Event of Default has occurred and is continuing as of the date hereof, after giving effect to this Waiver and Amendment.

        5.     Effect of Waiver and Amendment. This Waiver and Amendment is a Loan Document. The waiver of the Bank hereunder is expressly limited to the matter contained herein and shall not constitute the consent or waiver by the Bank to, of or with respect to any other matter now or hereafter requiring its consent or waiver under the Loan Documents. Except as amended hereby, the Credit Agreement and the other Loan Documents are unchanged and are hereby ratified and confirmed.

        6.     Counterparts. This Waiver and Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

        7.     Governing Law. This Waiver and Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principles.

        8.     ENTIRETY. THIS WAIVER AND AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERCEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        9.     Parties. This Waiver and Amendment binds and inures to the benefit of the Company, the Bank, and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank.
Signature Page Follows.]

ZENITH NATIONAL INSURANCE CORP., as the Company
By:	/s/ STANLEY R. ZAX
	Name:	Stanley R. Zax
	Title:	Chairman & President
BANK OF AMERICA, N.A., as the Bank
By:	Joan D'Amico
	Name:	Joan L. D'Amico
	Title:	Managing Director

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  Exhibit 10.2
WAIVER AND AMENDMENT